Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for August 31, 2023, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
August 31, 2023	HPF	John Hancock Preferred Income			41013X106
		Fund II

				For the fiscal year-to-date period
	For the period 08/01/2023-08/31/2023			08/01/2023-08/31/20233
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.1130		92%	0.1130	92%
Estimated Return of
Capital (1), (2)	0.0105		8%	0.0105	8%
Total per common share	0.1235		100%	0.1235	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on August 1, 2023, and will end on July 31, 2024.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for September 29, 2023, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
September 29, 2023	HPF	John Hancock Preferred Income			41013X106
		Fund II

				For the fiscal year-to-date period
	For the period 09/01/2023-09/30/2023			08/01/2023-09/30/20233
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.1198		97%	0.2336	95%
Estimated Return of
Capital (1), (2)	0.0037		3%	0.0134	5%
Total per common share	0.1235		100%	0.2470	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0000 (0%) and $0.0000 (0%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on August 1, 2023, and will end on July 31, 2024.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for October 31, 2023, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
October 31, 2023	HPF	John Hancock Preferred Income			41013X106
		Fund II

				For the fiscal year-to-date period
	For the period 10/01/2023-10/31/2023			08/01/2023-10/31/20233
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0272		22%	0.2620	71%
Estimated Return of
Capital (1), (2)	0.0963		78%	0.1084	29%
Total per common share	0.1235		100%	0.3704	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0247 (20%) and $0.0741 (20%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on August 1, 2023, and will end on July 31, 2024.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for November 30, 2023, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
November 30, 2023	HPF	John Hancock Preferred Income			41013X106
		Fund II

				For the fiscal year-to-date period
	For the period 11/01/2023-11/30/2023			08/01/2023-11/30/20233
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.1223		99%	0.3856	78%
Estimated Return of
Capital (1), (2)	0.0012		1%	0.1083	22%
Total per common share	0.1235		100%	0.4939	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0161 (13%) and $0.0642 (13%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on August 1, 2023, and will end on July 31, 2024.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Preferred Income Fund II with information concerning the portion of the distributions made for January 31, 2024, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name			CUSIP
January 31, 2024	HPF	John Hancock Preferred Income			41013X106
		Fund II

				For the fiscal year-to-date period
	For the period 01/01/2024-01/31/2024			08/01/2023-01/31/20243
					% Breakdown
			% Breakdown		of the Total
	Current		of the Current	Total Cumulative	Cumulative
Source	Distribution ($)		Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0209		17%	0.5263	71%
Estimated Return of
Capital (1), (2)	0.1026		83%	0.2143	29%
Total per common share	0.1235		100%	0.7406	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.0247 (20%) and $0.1481 (20%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on August 1, 2023, and will end on July 31, 2024.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.